UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2008

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2008, Glenn Leidahl joined our company as chief operating officer. Since 1994 Mr. Leidahl, age 59, has served as managing director of GLK Management Consulting, LLP, where he and his associates provided consulting and bridge management services in the launch and operation of television and web shopping ventures for QVC, Sportsfair America, HSN, and Liberty Media world wide. Mr. Leidahl began his career in TV shopping in 1986 as VP of Affiliate Relations at Minneapolis-based CVN, where he directed sales and marketing efforts to cable and satellite affiliates that carried its programming. Previously, Mr. Leidahl was with General Mills, where his contributions included development and implementation of key corporate systems initiatives in operations and sales.

As chief operating officer, Mr. Leidahl will receive the following compensation:

Annualized base salary: $350,000

Signing bonus: $50,000

Annual cash incentive: Mr. Leidahl will participate in our annual cash incentive plan. He will have a target bonus opportunity equal to 50% of his base salary, with the opportunity to achieve up to 100% of his base salary if our company’s financial performance meets or exceeds the maximum award level goals. The annual incentive plan financial goal(s) are established annually and approved by our board of directors. Mr. Leidahl’s incentive payment for our 2008 fiscal year will be pro-rated based on his hire date. A portion of his fiscal 2008 incentive payment is guaranteed at a minimum value of $80,000, which is paid upon hire. The fiscal 2008 balance payable following the end of the fiscal year will be the actual incentive earned less $80,000.

Long Term Incentive: Mr. Leidahl will be granted an option to purchase 225,000 shares of our common stock at a price per share equal to the closing price of our common stock on his start date. This option vests in 1/3 increments upon each anniversary of his employment start date and is exercisable for ten years from the date of grant.

Severance Eligibility: In the event Mr. Leidhal’s employment is terminated without cause or he resigns from employment for good reason, he is eligible to receive the greater of (a) the severance pay and other transition benefits as defined in our severance guidelines in effect at the time of his termination or (b) 12 months of his base salary at the time of termination plus 12 months of medical coverage under COBRA. In the event of termination without cause or resignation for good reason within 12 months following a change of control of our company, in addition to the payments described in this paragraph, and otherwise due under any other agreements we enter into with Mr. Leidahl, we shall pay or make available to Mr. Leidahl a pro-rata portion of his target bonus opportunity amount for the fiscal year in which the removal or resignation occurs. Any tax liability imposed upon or incurred including tax liability relating to Section 280G, Section 4999 or Section 409A of the Internal Revenue Code shall be Mr. Leidahl’s responsibility. All transition and severance pay or benefits are conditional upon her execution of an effective agreement that complies with applicable laws in which he releases our company and all related parties from any and all claims against them.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

April 4, 2008	By:	/s/ Nathan E. Fagre

Name: Nathan E. Fagre
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99	Press release dated April 3, 2008.